Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q4 FY2007 (All amounts in millions, except ASPs and headcount)

	Q4 FY06	Q1 FY07	Q2 FY07	Q3 FY07	Q4 FY07

HARD DRIVE UNITS:	19.2	22.7	24.5	24.5	24.9
REVENUE:	$1,085	$1,264	$1,428	$1,410	$1,367
AVERAGE SELLING PRICE:	$56	$56	$58	$58	$55
GROSS MARGIN %:	18.8%	17.3%	17.9%	15.8%	15.0%

REVENUE BY CHANNEL:
OEM	54%	52%	46%	47%	47%
DISTRIBUTORS	37%	37%	37%	34%	36%
RETAIL	9%	11%	17%	19%	17%

REVENUE BY GEOGRAPHY:
AMERICAS	38%	35%	38%	36%	40%
EUROPE	22%	28%	32%	29%	26%
ASIA	40%	37%	30%	35%	34%

REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	49%	48%	49%	46%	48%

WORLDWIDE HEADCOUNT:	24,750	25,687	27,055	27,277	29,572

CASH RELATED INFORMATION:
CASH FLOW FROM OPERATIONS [1]	$100	$115	$184	$164	$154
CAPITAL EXPENDITURES [1]	$70	$59	$110	$70	$85
DEPRECIATION AND AMORTIZATION	$43	$45	$50	$55	$61
DAYS SALES OUTSTANDING	40	44	43	46	46

INVENTORY METRICS:
RAW MATERIALS	$23	$33	$17	$12	$12
WORK IN PROCESS	62	81	90	86	94
FINISHED GOODS	120	102	158	145	153
TOTAL INVENTORY, NET	$205	$216	$265	$243	$259
INVENTORY TURNS	17	19	18	20	18

[1]	Beginning with the second quarter of 2007, capital expenditures are presented on a cash disbursements basis. The comparative amounts for the fourth quarter of 2006 and the first quarter of 2007 for capital expenditures and cash flow from operations have been adjusted for consistency.